Exhibit 32.1

18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Commerce Union Bancshares, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William Ronald DeBerry, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2016	/s/ William Ronald DeBerry
William Ronald DeBerry
Chief Executive Officer